UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 4, 2008, DISH Network Corporation (the “Company”) announced the appointment of Mr. Charles W. Ergen as President of the Company, effective February 4, 2008, succeeding Mr. Carl E. Vogel, who is stepping down as President due to personal reasons. Mr. Vogel will remain as Vice-Chairman of the Company. See Press Release, dated February 5, 2008, “DISH Network Names New President and Additions to Executive Management Team” attached hereto as Exhibit 99.1.
Mr. Ergen, age 54, has been the Company’s Chairman of the Board and Chief Executive Officer since its formation. During the past five years he has also held various executive officer and director positions with the Company’s subsidiaries. Mr. Ergen also currently serves as Chairman of the Board and Chief Executive Officer of EchoStar Corporation. The relationship between the Company and EchoStar Corporation is described in the Form 10 (File. No. 001-33807) of EchoStar Corporation.
(c) Exhibits.

Exhibit 99.1	Press Release “DISH Network Names New President and Additions to Executive Management Team.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION ECHOSTAR DBS CORPORATION
Date: February 5, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release “DISH Network Names New President and Additions to Executive Management Team.”